Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-158755, 333-160609, 333-168682, 333-175703, 333-182668, 333-189856, 333-197348, 333-200214, 333-208137, 333-221651, and 333-261176) of Cardiovascular Systems, Inc. of our report dated August 18, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
August 18, 2022